EXHIBIT 10.13

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”), dated effective January 30, 2017, (the “Effective Date”), is entered into by Wolfbone Investments, LLC (“Seller”), and Torchlight Energy, Inc., a Nevada corporation, 5700 W. Plano Pkwy., Ste. 3600, Plano, Texas 75093, (“Purchaser” or “Buyer”). Seller and Purchaser are sometimes collectively referred to as the “Parties” and each is referred to individually as a “Party.”

RECITALS

WHEREAS, Seller owns an undivided 40.66% of 8/8ths working interest in an oil/gas well, the Flying B Ranch #1 (API 451-32847) located in Tom Green County, Texas, and the personal property associated with the well, along with an undivided 40.66% of 8/8ths working interest in an oil and gas leases covering forty acres around such well.

WHEREAS, Seller desires to sell, and Purchaser desires to purchase, all of Seller’s right, title and interest in the above referenced well, oil and gas leases, and related assets, which constitute the Assets, as more fully described and defined below, on the terms and conditions set forth in this Agreement.

WHEREAS, Seller and Buyer are bound by that certain Participation Agreement (the “Participation Agreement”), dated effective May 1, 2016, among McCabe Petroleum Corporation, Imperial Exploration, LLC, and Torchlight Energy, Inc., and all amendments and modifications thereto, which is applicable to the Assets; and

WHEREAS, Seller and Purchaser intend that the purchase price for the Assets shall be based on fair market value under current prices for oil and gas.

DEFINITIONS

“Assets” means

(a)
All of Seller’s working interest in the oil and gas leases, described in the Assignment of Oil & Gas Interests (“Assignment”) attached as Exhibit A (the “Leases”) and the lands covered by such Leases or otherwise pooled or unitized therewith (the “Lands”).

(b)
The working interests assigned in Exhibit A include a proportionate undivided interest in the following (to the extent that such exists or is accessible to Seller):

1.
The oil and gas wells now located on the Lands or lands pooled or unitized therewith, whether producing or non-producing (the “Wells”), and all Hydrocarbons that may be produced from the Wells after the Closing.

2.
Subject to all rights of offset or withholding under the Participation Agreement, all Hydrocarbon sales, purchase, gathering, compression, treating, transportation, storage and processing agreements and all other contracts, operating agreements, balancing agreements, joint venture agreements, partnership agreements, farmout agreements and other contracts, agreements and instruments insofar and only insofar as they cover or relate to the Leases and Lands, excluding any insurance contracts.

3.
The geological and geophysical data, studies, surveys, evaluations, maps, plats and information of every form and nature and in every form and manner record, stored or transmitted, pertaining to the Leases and Lands.

4.
The permits, licenses, approvals, servitudes, rights-of-way, easements, surface use agreements, and other surface rights that are used or held primarily for use in connection with the operation of the Leases and Lands (or lands pooled, communitized or unitized therewith) (collectively, the “Easements”).

5.
The personal property, equipment, machinery, fixtures and improvements, operational or nonoperational, known or unknown, located on the Lands (or lands pooled, communitized or unitized therewith) or the Easements, including pipelines, gathering systems, manifolds, well equipment, casing, tubing, pumps, motors, compression equipment, flow lines, processing and separation facilities, pads, and structures that, as of the date of this Agreement, are located on the Lands (or lands pooled, communitized or unitized therewith), and to the degree such are used or held for use primarily in connection with the operation of the Assigned Interest in the Wells or Lands (or lands pooled, communitized or unitized therewith) (collectively, the “Equipment”).

6.
The rights to any fee surface property, and the surface leases used for Seller yards for operation of the Leases and Lands.

7.
The pipes, tubulars, fittings, and other materials used or specifically held for use as operating inventory in connection with the operation of the Leases and Lands in the Wells or the Equipment.

“Closing” means the execution of all documents necessary to effectuate the sale and transfers of the Assets contemplated under this Agreement, which shall occur contemporaneously with the execution of this Agreement, at Buyer’s offices.

“Hydrocarbons” means all oil, gas, natural gas liquids and other hydrocarbons and products produced in association therewith.

“Net Revenue Interest” means the share of production after all burdens, royalties, and overriding royalties, have been deducted from the working interest.

In this Agreement, unless expressly stated otherwise, the singular includes the plural, and vice versa; likewise, the disjunctive includes the conjunctive, and vice versa.

AGREEMENT

For and in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

A.
Sale and Purchase. At the Closing, upon the terms and conditions hereinafter set forth, Seller agrees to sell, assign and convey to Purchaser all of its right, title and interest in the Assets, respectively, effective as of the Effective Time, and Purchaser agrees to buy and accept such right, title and interest in such Assets from Seller at such Closing, effective as of the Effective Time.

B.
Cancelation of Warrants. As part of the transaction contemplated by this Agreement, Seller will cause the following warrants to be canceled:

a.
a Purchase Warrant giving Green Hill Minerals, LLC the right to purchase 100,000 Warrant Shares, which has a warrant number of “SEPT-100-2015”, a date of issuance of September 30, 2015 and an expiration date of September 30, 2018 (the “100,000 Warrant”), and (ii) a Purchase Warrant giving it the right to purchase 1,700,000 Warrant Shares, which has a warrant number of “FEB-100-2016-A”, a date of issuance of February 15, 2016 and an expiration date of February 15, 2020. Such cancellation will be effected through the Warrant Cancellation Agreement attached hereto as Exhibit B-1, which will be executed by Green Hill Minerals and Torchlight Energy Resources, Inc. at Closing; and

b.
Seller shall additionally cause McCabe Petroleum Corporation to deliver to Purchaser for cancellation a total of 1,500,000 warrants to purchase common stock of Torchlight Energy Resources, Inc., which warrants are held in the name of McCabe Petroleum Corporation, a warrant number of “APRIL-04-2016,” a date of issuance of April 4, 2016 and an expiration date of April 4, 2021. Such cancellation will be effected through the Warrant Cancellation Agreement attached hereto as Exhibit B-2, which will be executed by McCabe Petroleum Corporation and Torchlight Energy Resources, Inc. at Closing.

C.
Purchase Price for Assets. Subject to the terms and conditions in this Agreement:

1.
Purchaser will purchase the Assets by a cash payment of FOUR HUNDRED FIFTEEN THOUSAND AND 92/100THS US DOLLARS ($415,000.00) (the “Purchase Price”) at the Closing.

D.
Acquisition of Assets and Conditions of Closing.

As conditions to the Closing:

1.
On or before the Closing, Seller will deliver the Assets to Purchaser as is, where is, with all faults.

2.
The Parties will execute and deliver the Assignment attached and incorporated herein as Exhibit A to effectuate transfer the Assets.

3.
Seller and Purchaser shall execute and deliver all necessary letters in lieu of transfer orders directing all purchasers of production to pay operator the proceeds attributable to production, which will distribute the net proceeds from production from the Assets from and after the Effective Time to Purchaser.

4.
Torchlight Energy Resources, Inc. shall have acquired all the right, title and interest in all membership interest Line Drive Energy, LLC, as outlined in the Purchase Agreement among Torchlight Energy Resources, Inc., Greg McCabe, and Line Drive Energy, LLC, dated effective November 1, 2016.

5.
Green Hill Minerals and Torchlight Energy Resources, Inc. will execute and deliver the Warrant Cancellation Agreement attached hereto as Exhibit B-1.

6.
McCabe Petroleum Corporation and Torchlight Energy Resources, Inc. will execute and deliver the Warrant Cancellation Agreement attached hereto as Exhibit B-2.

E.
Taxes. Seller shall pay all taxes on the Assets that are accrued as of the Effective Time.

F.
Responsibility for Recordation. Purchaser’s counsel shall record the Assignment Agreement in the appropriate real property records, and provide copies of the file-stamped originals of those documents to the Parties as soon as practicable after each Closing.

G.
Representations, Warranties and Covenants.

1.
Seller’s Representations, Warranties and Covenants. Each of the Sellers hereby, jointly and severally, make the following representations and warranties to the Purchaser as of the date of the Agreement:

(a)
Seller has all requisite power and authority to carry on his business as presently conducted, to enter into this Agreement and to perform his obligations hereunder. The consummation of the transactions contemplated by this Agreement will not violate or be in conflict with any provision of any material agreement or instrument to which Seller is a party or by which Seller is bound, or any judgment, decree, order, statute, rule or regulation applicable to Seller.

(b)
Seller warrants and represents to Purchaser that Seller is authorized to enter into this Agreement, all third-party consents required have been obtained, and that the person executing this Agreement on its behalf has the authority to do so.

(c)
This Agreement constitutes, and all documents and instruments required hereunder to be executed and delivered by Seller at each Closing will, when duly executed and delivered for value constitute, valid, legal and binding obligations of Seller, enforceable against Seller, in accordance with their respective terms, subject to applicable bankruptcy and other similar laws of general application with respect to creditors as well as the general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)
Seller further warrants and represents to Purchaser that it is the owner of all the Assets covered by this Agreement, that there are no other parties with an interest in the Assets.

(e)
Seller shall convey title to the Assets to Purchaser with a special warranty of title, by through and under Seller, but not otherwise.

(f)
Seller warrants and represents to Purchaser that it has not transferred, sold, assigned conveyed, encumbered, pledged or hypothecated any rights, title or interest in or to the Assets, nor is such transfer, sale, assignment, conveyance, encumbrance, pledging or hypothecation pending.

2.
Purchaser’s Representations and Warranties.

(a)
Purchaser warrants and represents to Seller that Purchaser is authorized to enter into this Agreement, and that the person executing this Agreement on its behalf has the authority to do so.

(b)
Purchaser has all requisite company powers and authority to carry on its business as presently conducted, to enter into this Agreement, to purchase the Assets on the terms and conditions described in this Agreement, and to perform its other obligations under this Agreement. The consummation of the transactions contemplated by this Agreement will not violate nor be in conflict with any provision of Purchaser’s governing documents or any material agreement or instrument to which Purchaser is a party or by which Purchaser is bound, or any judgment, decree, order, statute, rule or regulation applicable to Purchaser.

(c)
This Agreement and all documents and instruments required or contemplated hereunder to be executed and delivered by Purchaser on each Closing Date will, when duly executed and delivered for value, constitute valid, legal and binding obligations of Purchaser, enforceable against Purchaser, in accordance with their respective terms, subject only to applicable bankruptcy and other similar laws of general application with respect to creditors.

(d)
Purchaser has had sufficient time to examine the Seller’s records regarding the Assets and believes that the Purchase Price is a fair price to pay for the Assets.

H.
Assumption. From and after a Closing, Purchaser shall be deemed to have assumed and shall have proportionate responsibility and liability for the following, but only insofar as attributable to the Assets acquired under this Agreement, and prior to such Closing shall have assumed none such responsibility or liability:

1.
Assumed Environmental Liabilities. The normal and customary pro rata environmental liabilities of a working interest owner. (“Assumed Environmental Liabilities”).

2.
General Assumption. Except to the extent covered by Seller’s limited indemnification of Purchaser, upon such Closing, Purchaser shall assume and pay all normal and customary costs, expenses and liabilities assumed by a working interest owner that arise after the Effective Date (the “Assumed Liabilities”).

I.
Non-Reliance. The Parties hereby declare and represent that in making this Agreement, they rely wholly upon their respective judgment, belief, and knowledge of their respective liabilities, the subject Leases, and that this Agreement is executed and made without any reliance upon any statement or representation of any other party or of any other party’s representative and Seller acknowledges that it had access to all information and data it deems necessary to evaluate this transaction, including the Purchase Price to be paid by Purchaser and the other terms and conditions herein.

J.
Notices. All notices contemplated under this Agreement shall be made to the following, unless modified by written notice via U.S. mail, fax, or email to the other party(ies):

1.
Seller:

Greg McCabe
Wolfbone Investments, LLC
500 W. Texas, Suite 890
Midland, Texas 79701

2.
Purchaser:

John Brda
Torchlight Energy, Inc.
5700 W. Plano Pkwy., Ste. 3600
Plano, Texas 75093

K.
Relationship of Parties. It is not the purpose or intention of this Agreement to create any joint venture, partnership, mining partnership, or association, and neither this Agreement (including any exhibit attached to this Agreement) nor the operations hereunder shall be construed or considered as creating any such legal relationship. The liabilities of the Parties shall be several and not joint or collective. Furthermore, nothing in this Agreement shall be construed as providing directly or indirectly for any joint or cooperative refining or marketing or sale of any Party’s interest in oil and gas or the products therefrom.

L.
Controlling Law. The Parties agree that this Agreement shall be governed, construed, and applied in accordance with the laws of the State of Texas applicable to contracts between Texas residents that are to be wholly performed in Texas, without regard to choice of law or conflicts of law principles of Texas or any other jurisdiction.

M.
Forum Selection Clause. The Parties agree that all disputes arising under this Agreement shall be brought exclusively in the Judicial District Courts of Collin County, Texas.

N.
Entire Agreement. This Agreement constitutes the entire, final agreement of the Parties on all matters that are the subject of this Agreement, and this Agreement fully supersedes and replaces any and all prior agreements or understandings, written or oral, between the Parties relating to the Assets.

O.
Multiple Counterparts. This Agreement may be executed in counterparts by the undersigned and all such counterparts so executed shall together be deemed to constitute one final agreement, as if one document had been signed by all parties hereto; and each such counterpart shall be deemed to be an original, binding the party subscribed thereto, and multiple signature pages (including faxes or other electronic delivery of signature pages) affixed to a single copy of this Agreement shall be deemed to be a fully executed original Agreement. It shall be sufficient in making proof of this Agreement to produce or account for a facsimile or pdf copy of an executed counterpart of this Agreement.

P.
Fees & Costs. Each Party will pay its own legal fees and costs associated with this transaction.

Q.
Joint Drafting. The Parties agree that this Agreement was drafted jointly and that this Agreement shall not be construed against the other because of their involvement in drafting this Agreement.

R.
Non-Waiver. No exercise or failure to exercise or delay by any Party in exercising any right or remedy under this Agreement shall constitute a waiver by such Party of such right or remedy in any other instance or any other right or remedy.

S.
Amendment & Modification. Any amendment or modification to this Agreement must be in writing and executed by the Parties.

T.
No Assignments. No obligation or right arising under this Agreement may be assigned or delegated by any Party without the express written consent of the other Parties, which consent shall not be unreasonably withheld. Any assignment made without prior written consent is void ab initio. Provided, however, that Purchaser may assign all of its rights and obligations under this Agreement without the consent of the other parties, as long as that assignment is made in furtherance of the acquisition of the Assets.

U.
Future Documents. The Parties shall perform any and all acts and execute and deliver any and all documents that may be or become necessary and proper to give effect to and carry out the terms hereof.

V.
No Third-Party Beneficiary. Any agreement to perform any obligations herein contained, express or implied, shall be only for the benefit of the Parties and their respective heirs, successors, assigns and legal representatives, and such agreements and obligations shall not inure to the benefit of any indebtedness or any other party, whatsoever, it being the intention of the Parties that no one shall be deemed to be a third-party beneficiary of this Agreement.

W.
Binding Effect. The Parties may plead this Agreement as a full and complete defense to, and may use this Agreement as the basis for, an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted by the other Party, or by the other Party’s respective representatives, agents, executors, decedents, trustees, beneficiaries, successors, heirs, attorneys and assigns, in contravention or breach of this Agreement.

X.
Severability. Each part of this Agreement is intended to be several. If any term, covenant, condition or provision violates any applicable law or is declared illegal, invalid or unenforceable, in whole or in part, by a court of last resort, such provision shall be enforced to the greatest extent permitted by law, and such a declaration shall not affect the legality, validity or enforceability of the remaining parts of this Agreement, all of which shall remain in full force and effect.

Y.
Review by Counsel. The Parties have had sufficient opportunity to read this Agreement and to consult with legal counsel of their choosing regarding the meaning and effect of this Agreement and its rights and liabilities under it. Accordingly, each Party and signatory to this Agreement has entered into it freely, voluntarily and without duress.

Z.
Disclaimers. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE OPERATIVE, THE DISCLAIMERS OF WARRANTIES CONTAINED IN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER. THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT, AND THE TITLE WARRANTIES IN THE CONVEYANCES OF THE CONVEYED INTERESTS TO BE DELIVERED AT EACH CLOSING, (COLLECTIVELY “SELLER’S’ WARRANTIES”) ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE. SELLER EXPRESSLY DISCLAIMS ANY AND ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES. WITHOUT LIMITATION OF THE FOREGOING AND EXCEPT FOR SELLER’S WARRANTIES, THE CONVEYED INTERESTS SHALL BE CONVEYED PURSUANT HERETO WITHOUT (A) ANY WARRANTY OR REPRESENTATION, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, RELATING TO (I) TITLE TO THE CONVEYED INTERESTS, THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO THE MODELS OR SAMPLES OF MATERIALS OR MERCHANTABILITY OF ANY EQUIPMENT OR ITS FITNESS FOR ANY PURPOSE, (II) THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION OR MATERIALS NOW, HERETOFORE OR HEREAFTER FURNISHED OR MADE AVAILABLE TO PURCHASER IN CONNECTION WITH THIS AGREEMENT, (III) PRICING ASSUMPTIONS, OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE CONVEYED INTERESTS OR THE ABILITY OR POTENTIAL OF THE CONVEYED INTERESTS TO PRODUCE HYDROCARBONS, (IV) THE ENVIRONMENTAL CONDITION OF THE CONVEYED INTERESTS, BOTH SURFACE AND SUBSURFACE, (V) ANY IMPLIED OR EXPRESS WARRANTY OF NON-INFRINGEMENT, OR (VI) ANY OTHER MATTERS CONTAINED IN ANY MATERIALS FURNISHED OR MADE AVAILABLE TO PURCHASER BY SELLER OR BY SELLER’S AGENTS OR REPRESENTATIVES, OR (B) ANY OTHER EXPRESS, IMPLIED, STATUTORY OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER. PURCHASER SHALL HAVE INSPECTED, OR WAIVED (AND UPON EACH CLOSING SHALL BE DEEMED TO HAVE WAIVED) ITS RIGHT TO INSPECT, THE CONVEYED INTERESTS FOR ALL PURPOSES AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING BUT NOT LIMITED TO CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS AND OTHER MAN MADE FIBERS. PURCHASER IS RELYING SOLELY UPON THE TERMS OF THIS AGREEMENT AND ITS OWN INSPECTION OF THE CONVEYED INTERESTS, AND PURCHASER SHALL ACCEPT ALL OF THE SAME IN THEIR “AS IS, WHERE IS” CONDITION.

AA.
Subject to and Conflicting Terms. This Agreement and the Assets assigned herein shall be specifically subject to the Participation Agreement. In the case of any conflict between this Agreement and the Purchase Agreement, the Purchase Agreement shall control in all cases.

INTENTIONALLY BLANK—SIGNATURE PAGES FOLLOW

AGREED AND EXECUTED as of the Effective Date:

Torchlight Energy, Inc.

By:	/s/ John A. Brda
John A. Brda, CEO

AND:

Wolfbone Investments, LLC

By:	/s/ Greg McCabe
Greg McCabe, Managing Member